EXHIBIT 10.1

EMPLOYMENT AGREEMENT

      This Employment Agreement (“Agreement”) is entered between National Scientific Corporation and Majid Hashemi, effective December 1, 2000. “NSC,” “Employer,” or “Company” as used in this Agreement means National Scientific Corporation and/or its subsidiaries or affiliate corporations located in the United States or elsewhere. “Employee” or “Hashemi” as used in this Agreement means Majid Hashemi.

      For good and valuable consideration, including the covenants set forth herein, the parties agree as follows:

      1.    Displacement of Existing Contracts: This Agreement supersedes and entirely revokes, abrogates, and displaces any and all existing independent contractor agreements and other agreements between the parties hereto, including, without limitation, that certain Consulting Agreement dated September 1, 2000 between the Company and Employee (the “Consulting Agreement”).

      2.    Position and Duties of Employee: Effective December 1, 2000, Hashemi is retained by NSC in the position of President. Hashemi will perform such duties as are assigned by the Chief Executive Officer or the Board of Directors consistent with that position, including, without limitation, development on behalf of NSC of quality patentable technology and products, and will devote his full knowledge, skills, attention, and efforts to the business of the Company.

      3.    Period of Employment: The term of this Agreement (“Period of Employment”) will be one (1) year, commencing the date on which Hashemi is retained, unless sooner terminated in accordance with the provisions set forth herein. This Agreement will be self-renewing for subsequent one-year Periods of Employment unless one of the parties notifies the other in writing at least sixty days before the end of the then-current Period of Employment of his/its intent not to renew.

      4.    Compensation: For his services under this Agreement, Hashemi will:

a.	receive an annual gross salary of Two Hundred Fifty-Two Thousand Dollars ($252,000.00), payable semi-monthly. Adjustments to annual salary are to be determined by the Board of Directors. Adjustments to annual salary must be in writing.

b.	be entitled to participate in benefits programs offered employees of NSC in his benefits classification.

c.	be entitled to four (4) weeks of paid vacation per year.

d.	be eligible for future cash and stock incentives the Company may, in its sole discretion, decide to offer him.

5.	Additional Equity Compensation.

a.	Contemporaneously with the execution of this Agreement, Employee will surrender to the Company the stock certificate(s) representing the 1,000,000 shares of the Company’s Common Stock issued to Employee pursuant to Section 4.1 of the Consulting Agreement. In addition, Employee will surrender to the Company the stock certificate(s) representing the 250,000 shares of the Company’s Common Stock issued to Employee in two separate, 125,000 share increments, in May and July 2000 respectively, stock certificate(s) issued in March, 2000 representing 50,000 shares of the Company’s Common Stock and stock certificate(s) issued in April, 2000 representing 25,000 shares of the Company’s Common Stock.

b.	Contemporaneously with the execution of this Agreement, the Company will issue to Employee an option to purchase 2,100,000 shares of the Company’s Common Stock at an exercise price of $.46 per share pursuant to the terms of an option agreement in the form attached hereto as Exhibit A.

c.	On January 1, 2001, the Company will issue to Employee an option to purchase 666,667 shares of the Company’s Common Stock at an exercise price equal to

25% of the closing sales price of the Company’s Common Stock on January 1, 2001. The option shall be evidenced by an option agreement substantially in the form attached hereto as Exhibit B. These options are to be granted in lieu of the restricted stock grants referred to in Section 4.1 of the Consulting Agreement, which originally called for the issuances of 250,000 restricted shares each on February 1, 2001 and April 1, 2000, respectively.

      6.    Expenses: NSC will reimburse Hashemi for all reasonable business expenses incurred and documented in compliance with Company policy and procedure.

      7.    External Covenants and Restrictions: Hashemi certifies that he has notified NSC and provided NSC a copy of any and all restrictive covenants and similar obligations he may have undertaken by reason of a prior employment or other relationship. Hashemi agrees not to undertake, during his employment by NSC, any external obligation that could restrict his ability to perform his duties under this Agreement.

      8.    Ownership of Work Product: Hashemi acknowledges and agrees that the nature of his services to NSC and its clients/customers may have involved and continue to involve development and/or improvement of technology, systems, processes, procedures, computer-software programs, other programs, and related documentation.

a.	Hashemi agrees that all new or improved technology, systems, processes, procedures, computer-software programs, other programs, and related documentation that Hashemi has or has had any part in developing or improving will be and remain the sole and exclusive property of NSC and that Hashemi will acquire no right, title, or interest therein. Hashemi further agrees to execute any and all documents necessary for NSC to secure and protect its interest in any such technology, systems, processes, procedures, computer-software programs, other programs, and related documentation, including but not limited to documents related to non-disclosure, patents, licenses, or copyrights, whether of any state, federal, or foreign government.

b.	Hashemi further acknowledges and expressly agrees that all files, records, lists, books, literature, correspondence, documents, services, products and data of any type whatsoever related to or used in the conduct of the business of NSC, its customers/clients, or prospective customers/clients will remain the property of NSC. Hashemi agrees that, upon termination of his employment for any reason whatsoever, he will surrender and deliver to NSC all such information and materials.

c.	The parties agree that this section survives the termination of this Agreement.

      9.    Confidential Information: Hashemi acknowledges that, in the course of his previous contract(s) with NSC and this employment, he has acquired and will be acquiring, using, and adding to confidential information of a special and unique nature and value. Hashemi acknowledges and understands that NSC is in a highly competitive business and that its success depends in significant part on maintaining a competitive advantage. Hashemi acknowledges and understands that NSC maintains and uses confidential information to gain and maintain such a competitive advantage.

a.	For the purposes of this Agreement, “confidential information” is that which is not routinely disclosed by the management or Board of Directors of NSC in response to inquiries and is not readily obtainable elsewhere without expenditure of significant time, effort, or expense. “Confidential information” includes but is not limited to information related to the business, operations, assets, systems, plans, products, contracts, procedures, processes, documentation, computer programs, or software products of NSC and/or its customers or clients and any information about the development or improvement of any technology by NSC and/or its customers or clients. Information obtained by Hashemi in the course of his previous work with NSC or employment under this Agreement is confidential information unless it can reasonably be presumed to be in the public domain.

b.	Hashemi agrees that he will not, during or after his employment, disclose any confidential information to any person(s) without the express written permission of NSC.

c.	Hashemi acknowledges and agrees that any disclosure of confidential information by him will constitute a material breach of this Agreement and cause for termination of this Agreement and will give rise to such other legal remedies as NSC may elect to pursue.

d.	The parties agree that this section survives the termination of this Agreement.

      10.   Agreement Not to Compete: Hashemi acknowledges that, in addition to confidential information to which he has had access and will have access during the course of his employment, he will be given the opportunity to develop and maintain close personal rapport and good relations on behalf of NSC with other employees of NSC and with existing and future customers and prospective customers of NSC. Hashemi agrees that during the Period of Employment and any extension thereof and for a period of one (1) year after termination of this Agreement, he will not, directly or indirectly, as owner, partner, principal, shareholder, director, officer, agent, or in any other capacity:

a.	solicit, divert, or accept business from any current or prospective customer or client of NSC with whom Hashemi had contact in his capacity as an employee or contractor of NSC during the one-year period before termination of this Agreement or

b.	employ or solicit for employment any employee of NSC with whom Hashemi worked during the one-year period before termination of this Agreement.

c.	For purposes of this Agreement, a “prospective” customer or client is one that, during the one-year period before termination of this Agreement, received a proposal from NSC or whose business was demonstrably solicited by NSC.

d.	The parties agree that this section survives the termination of this Agreement.

      11.   Termination of Employment: This Agreement will terminate as provided in Section 3 unless sooner terminated pursuant to one of the following events.

a.	This Agreement will terminate upon mutual written agreement of NSC and Hashemi, in accordance with the terms of that mutual agreement.

b.	This Agreement will terminate upon the sale of all or substantially all of the assets or outstanding capital stock of NSC or any other material change in control of the Company. In the event of such termination, NSC will pay Hashemi an amount equivalent to one hundred fifty percent (150%) of his then-current annual gross salary.

c.	This Agreement will terminate upon the liquidation, dissolution or bankruptcy of NSC. In the event of such termination, however, NSC will pay Hashemi an amount equivalent to twenty-five percent (25%) of his then-current annual gross salary.

d.	This Agreement will terminate on the date of Hashemi’s death.

e.	Hashemi may terminate this Agreement without cause upon thirty (30) days written notice to NSC. In the event of such termination, Hashemi will be entitled only to compensation earned on or before the final date of employment. In addition, should Hashemi terminate this Agreement pursuant to this Section 11.e, all unexercised options are deemed void and cannot be exercised.

f.	NSC may terminate this Agreement without cause upon written notice to Hashemi. In the event of such termination, however, NSC will pay Hashemi a lump sum payment equivalent to one half his then-current annual gross salary. Additionally, in the event of termination of this Agreement pursuant to this Section 11.f or Section 11.g the unexercised portion of the options granted under Sections 5.b and 5.c of this Agreement (collectively, the “Unexercised Options”) shall expire concurrently with the termination of this Agreement, and within ninety (90) days of the termination of this Agreement Hashemi shall surrender to the Company the agreements evidencing the Unexercised Options and the Company shall issue to Hashemi (i) a number of shares of the Company’s Common Stock having a Fair Market Value equal to the product of the number of shares of the Company’s Common Stock for which the Unexercised Options granted pursuant to Section 5.b of this Agreement were exercisable at the date of termination of this Agreement multiplied by the difference between (x) the Fair Market Value of the Company’s Common Stock at the date of termination of this Agreement and (y) $0.46 and (ii) a number of shares of the Company’s Common Stock having a Fair Market Value equal to the product of the number of shares of the Company’s Common Stock for which the Unexercised Options granted pursuant to Section 5.c of this Agreement were exercisable at the date of termination of this Agreement multiplied by the difference between (x) the Fair Market Value of the Company’s Common Stock at the date of termination of this Agreement and (y) the exercise price of the Unexercised Option granted pursuant to Section 5.c of this Agreement. If the calculations set forth in the immediately preceding sentence result in a negative number, the Company shall have no obligation to issue shares of the Company’s Common Stock to Hashemi. As used in this Section 11.f, the term “Fair Market Value” of the Company’s Common Stock shall mean (i) if the Company’s Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the average closing sales price for the Company’s Common Stock for the thirty (30) trading days immediately preceding the date of termination of this Agreement or (ii) if the Company’s Common Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, the value as determined by the Board of Directors of the Company.

g.	Notwithstanding any other provision hereof, NSC may terminate this Agreement and Hashemi’s employment for cause upon written notice to Hashemi, specifying the cause for termination. “Cause for termination” is defined as any of the following: neglect of duties, insubordination, failure to comply with lawful instructions, fraud, theft, habitual drunkenness or substance abuse, unethical business conduct, conviction of a felony, any act or failure to act that would constitute a felony if prosecuted pursuant to applicable criminal statutes, any material breach of this Agreement, any willful or repeated violation of material company policy; failure to comply with applicable federal or state statute or regulations in trading Company stock. In the event of termination pursuant to this Section 11.g, Hashemi will be entitled only to compensation earned on or before the final date of employment.

      12.   Scope and Modification of Agreement: The parties agree that this Agreement contains the entire agreement between the parties concerning Hashemi’s employment by NSC. All previous and contemporaneous statements and representations by either party are of no effect and are expressly superseded and replaced by this Agreement. Neither party has relied on any statement or representation by the other party or any representative of the other party that is not expressly stated in this Agreement. Changes or amendments to this Agreement are of no effect unless in writing signed by both parties.

      13.   Severability: The provisions herein entitled Position and Duties of Employee, Compensation, Expenses, Termination of Employment, and Prohibition of Assignment are not severable. The ruling of any court or arbitrator of competent jurisdiction that any severable provision is void, voidable, or otherwise unenforceable shall have no effect on the validity and enforceability of any other provision.

      14.   Standstill: Through the term of this Agreement and for a period of three (3) years following termination of this Agreement, Hashemi agrees that he will not during any calendar quarter sell, transfer, pledge or otherwise dispose of more than the lesser of (i) 250,000 shares of the Company’s Common Stock owned by him or (ii) the maximum number or shares of the Company’s Common Stock owned by him that may be sold, transferred, pledged or otherwise disposed of by him on a legally permissible basis. The parties agree that this section survives the termination of this Agreement.

      15.   Prohibition of Assignment: This Agreement is personal to Hashemi and neither party can assign his/its performance obligations hereunder to any third party. Notwithstanding that, the rights of the parties under this Agreement inure to the benefit of their respective successors, heirs, and assigns.

      16.   Choice of Law: This Agreement is to be construed and interpreted in accordance with the laws of Arizona, except as those laws may be preempted by federal law. No action involving this Agreement may be brought except as provided in Sections 19 and 20 below, and no court action challenging the enforceability of Section 19 may be brought except in the United States District Court for the District of Arizona.

      17.   Waiver: Waiver by either party of any breach under this Agreement shall not operate as a waiver of any subsequent breach of the same or any other provision of this Agreement.

      18.   Notices: Any notice required under this Agreement shall be sufficient if given in writing and sent by registered mail to the below address of the party to be noticed.

National Scientific Corporation	Majid Hashemi

4455 E. Camelback Road	1363 Corte Bonita

Suite E-160	San Jose, California 95102

Phoenix, Arizona 85018

      19.   Arbitration of Claims and Disputes: Except as otherwise expressly provided in this Agreement, any civil claim (except workers’ compensation and unemployment compensation claims) which arises out of or relates in any way to this Agreement, to the parties’ previous contract(s), or to the employment relationship between the parties shall be settled by exclusive, binding, and final arbitration in Phoenix, Arizona, in accordance with the following terms and procedures. This includes but is not limited to claims arising under the common law of contract or tort and claims arising under any federal, state, county, or municipal constitution, charter, statute, rule, or regulation. The parties expressly agree to forego any right to trial by a judge and/or jury in favor of final, binding, and exclusive arbitration.

a.	The party with a civil claim must notify the other party in writing by registered mail within the times set forth by statute for filing a civil claim of the type asserted of its desire to have the claim resolved by arbitration.

b.	Upon notice of a timely civil claim, the parties will agree upon an arbitrator or, if unable to agree, will request a list from the American Arbitration Association or some other mutually-agreed-upon provider of arbitrators from which list the parties will alternate strikes until only one name remains. That last remaining name will be the arbitrator. If that person is unavailable, the name last struck will be the arbitrator, and so forth until an arbitrator is secured.

c.	The arbitrator shall have no authority to add to, subtract from, or otherwise modify the terms of this Agreement or to make awards beyond those provided for by the statute or other theory of action under which the claim arises. Both parties must submit for arbitration at this time or permanently forego any and all existing claims against the other party arising from this Agreement, the previous contract(s) between the parties, or the employment relationship between them.

d.	Any party to the arbitration may be represented by counsel. Each party shall bear his/its own attorney’s fees. The party producing a witness is responsible for paying that witness’ fees and expenses. The arbitrator’s fees and expenses, including required travel and per diem costs, and the cost of any evidence or proof produced at the arbitrator’s direction are apportionable and shall be borne as determined by the arbitrator. All decisions of the arbitrator made in accordance with this policy shall be final and conclusively binding upon the parties. The parties agree that the arbitrator’s award may be entered as a judgment by any court of competent jurisdiction.

e.	Issues of procedure, arbitrability, appeal, or confirmation of award shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16.

f.	The parties agree that this section survives the termination of this Agreement.

      20.   Right to Injunctive Relief: Notwithstanding the parties’ agreement to arbitrate any and all civil claims that may arise from this Agreement, their previous contract(s), or the employment relationship between them, Hashemi acknowledges and agrees that any breach or threatened breach of Section 8 or Section 9 will cause NSC irreparable harm and entitle NSC to such injunctive relief as may be necessary to prevent such a breach by Hashemi and/or any person acting for or with him. This right to injunctive relief is in addition to and without limitation of any other rights, remedies, or damages available to NSC under this Agreement or at law or in equity. Hashemi shall reimburse NSC its costs and reasonable attorney’s fees incurred in obtaining such injunctive relief. The parties agree that this section survives the termination of this Agreement

      21.   Damages for Breach: NSC’s liability to Hashemi for wrongful termination of this Agreement or any other breach thereof shall not exceed the amount of actual damages proven and, in any case, shall not exceed the amount of compensation and expenses Hashemi did not receive and would have received had he completed the then-current Period of Employment.

      22.   Independent Legal Counsel: Each of the parties agrees that he/it has read and understands the terms of this Agreement and that he/it has had ample opportunity to seek the counsel of his/its own attorney before executing this Agreement.

      23.   Execution in Counterparts: This Agreement may be executed in counterparts with the same effect as if the parties had signed the same document. The counterparts shall be construed together and shall constitute one Agreement.

                  National Scientific Corporation

By:	________________________________	_____________________________________

Majid Hashemi

Its:	________________________________	Date: _______________________________

Date:	________________________________

EXHIBIT A

NATIONAL SCIENTIFIC CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT

      This Nonqualified Stock Option Agreement (the “Agreement”) is entered into between NATIONAL SCIENTIFIC CORPORATION, a Texas corporation (the “Company”), and Majid Hashemi (the “Optionee”) as of the 1st day of December, 2000 (the “Date of Grant”). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

      1. Grant of Option. Under the terms and conditions of the Company’s Amended and Restated 2000 Stock Compensation Plan (the “Plan”), which is incorporated herein by reference, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of two million (2,100,000) shares of the Company’s Common Stock, par value $.01 per share, at a price of $.46 per share. All capitalized terms used in this Agreement not otherwise defined herein shall have the meaning set forth in the Plan.

      2. Character of Option. The Option is not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

      3. Term. The Option will expire on the day prior to the tenth anniversary of the Date of Grant or, in the event of the Optionee’s termination of service as an employee of the Company for any reason other than his death, on the date of termination of Optionee’s employment. In the event of Optionee’s death, the term of the Option will expire one year from the date of Optionee’s death.

      4. Vesting; Exercisability. The Option is vested and exercisable from and after the Date of Grant and, during the term of the Option. Notwithstanding the foregoing, the Option may only be exercised with respect to 250,000 shares of the Company’s Common Stock during any calendar quarter.

      5. Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by giving the written notice to the Company required by Article 9 of the Plan.

      6. Payment of Purchase Price. Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with Article 9 of the Plan.

      7. Transfer of Options. The Option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative.

      8. Acceptance of the Plan. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

      9. Amendment. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

      10. Miscellaneous. This Agreement will be construed and enforced in accordance with the laws of the State of Arizona and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

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      Executed to be effective as of the date set forth above.

NATIONAL SCIENTIFIC CORPORATION

By:     ______________________________
Print:   ______________________________
Its:      ______________________________

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Optionee further agrees to notify the Company upon any change in the residence address indicated below.

____________________________________
Majid Hashemi, Optionee

Residence Address:

____________________________________
____________________________________
____________________________________

Social Security Number:
____________________________________

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EXHIBIT B

NATIONAL SCIENTIFIC CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT

      This Nonqualified Stock Option Agreement (the “Agreement”) is entered into between NATIONAL SCIENTIFIC CORPORATION, a Texas corporation (the “Company”), and Majid Hashemi (the “Optionee”) as of the 1st day of January, 2001 (the “Date of Grant”). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

      1. Grant of Option. Under the terms and conditions of the Company’s Amended and Restated 2000 Stock Compensation Plan (the “Plan”), which is incorporated herein by reference, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of six hundred sixty six thousand (666,666) shares of the Company’s Common Stock, par value $.01 per share, at a price of $.29 per share. All capitalized terms used in this Agreement not otherwise defined herein shall have the meaning set forth in the Plan.

      2. Character of Option. The Option is not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

      3. Term. The Option will expire on the day prior to the tenth anniversary of the Date of Grant or, in the event of the Optionee’s termination of service as an employee of the Company for any reason other than his death, on the date of termination of Optionee’s employment. In the event of Optionee’s death, the term of the Option will expire one year from the date of Optionee’s death.

      4. Vesting; Exercisability. The Option is vested and exercisable from and after the Date of Grant and, during the term of the Option. Notwithstanding the foregoing, the Option may only be exercised with respect to 250,000 shares of the Company’s Common Stock during any calendar quarter.

      5. Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by giving the written notice to the Company required by Article 9 of the Plan.

      6. Payment of Purchase Price. Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with Article 9 of the Plan.

      7. Transfer of Options. The Option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative.

      8. Acceptance of the Plan. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

      9. Amendment. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

      10. Miscellaneous. This Agreement will be construed and enforced in accordance with the laws of the State of Arizona and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

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      Executed to be effective as of the date set forth above.

NATIONAL SCIENTIFIC CORPORATION

By:      ______________________________
Print:   ______________________________
Its:      ______________________________

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Optionee further agrees to notify the Company upon any change in the residence address indicated below.

____________________________________
Majid Hashemi, Optionee

Residence Address:

____________________________________
____________________________________
____________________________________

Social Security Number:
____________________________________

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